                           CERTIFICATE OF AMENDMENT
                                    OF THE
                         CERTIFICATE OF INCORPORATION
                                      OF
                            JB'S RESTAURANTS, INC.


              (Pursuant to Delaware Code, Title 8, Section 242)


         Don M. McComas hereby certifies that:

     1. he is the President of JB's Restaurants, Inc. (the "Corporation");

     2. Article First of the Corporation's Certificate of Incorporation is hereby amended in its entirety as follows:

     FIRST: The name of this corporation is:

                        Summit Family Restaurants Inc.

      3. the foregoing amendment was duly approved by the Corporation's Board of Directors and the Corporation's shareholders.

      The undersigned hereby certifies, under penalties of perjury, that the foregoing amendment is his individual act and deed, and the act and deed of the Corporation, and that the facts stated above are true.

Date: April 4, 1995                   /s/
                                      -------------------------------
                                      Don M. McComas, President